Exhibit 10.19

OceanFirst Financial Corp.

Deferred Incentive Compensation Award Program

Article 1

Effective Date and Purpose

1.1 Effective Date. The OceanFirst Financial Corp. Deferred Incentive Compensation Award Program (the “Program”) is effective as of January 1, 2001.

1.2 Purpose. The Program is a deferred compensation plan, the primary purpose of which is to provide OceanFirst Financial Corp. (the “Company”) and its affiliates the ability to attract and retain employees of outstanding competence by providing such individuals with deferred compensation in units equivalent to shares of Company common stock (“Common Stock”).

Article 2

Administration

2.1 The Committee. The Program shall be administered by the Human Resource/Compensation Committee of the Board of Directors of the Company or any other successor committee appointed by the Board of Directors (the “Committee”).

2.2 Authority of the Committee. The Committee shall have authority to select eligible employees of the OceanFirst Bank (the “Bank”) or its affiliates for participation in the Program; determine the terms and conditions of each employee’s participation in the Program; interpret the Program; establish, amend, or waive rules and regulations for the Program’s administration; and, subject to Article 8, amend the terms and conditions of the Program and any agreement entered into under the Program. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Program. As permitted by law, the Committee may delegate any of its authority granted under the Program to such other person or entity it deems appropriate, including but not limited to, senior management of the Bank.

2.3 Guidelines. Subject to the provisions herein, the Committee may adopt written guidelines for the implementation and administration of the Program.

2.4 Decisions Binding. Subject to the provisions of Article 9, all determinations and decisions of the Committee arising under the Program shall be final, binding and conclusive upon all parties.

Article 3

Eligibility and Participation

3.1 Eligibility. Subject to Sections 3.2 and 3.3, persons eligible to be selected to participate in the Program in any fiscal year shall include full-time, salaried or commission-based employees of the Bank, its subsidiaries, and affiliates who are key employees, as determined by the Committee in its sole discretion.

3.2 Limitation on Eligibility. It is the intent of the Company that the Program qualify for treatment as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor Act thereto (“ERISA”). Accordingly, to the extent required by ERISA to obtain such “top hat” treatment, eligibility shall be extended only to those executives who comprise a select group of management or highly compensated employees. Further, the Committee may place such additional limitations on eligibility as it deems necessary and appropriate under the circumstances.

3.3 Participation. Participation in the Program and the extent of such participation shall be determined by the Committee based upon the criteria set forth in Sections 3.1 and 3.2 of the Program. An employee who is chosen to participate in the Program in any year (a “Participant”) shall be so notified in writing through an agreement evidencing an award under the Program (a “Deferred Incentive Compensation Award Agreement”). In the event a Participant selected to participate in the Program no longer meets the criteria for participation, such Participant shall become an inactive Participant, retaining all the rights described under the Program until such time as the Participant again becomes an active Participant or receives a distribution of his deferred compensation or forfeits his deferred compensation under the Program.

3.4 No Right to Participate. Except as otherwise set forth in a Participant’s Deferred Compensation Agreement, no employee shall have the right to be selected as a Participant, or having been so selected for any given year, to be selected again as a Participant for any other year.

Article 4

Deferral Opportunity

4.1 Deferrals. The Bank, in it sole discretion, may, but shall not be required to, credit to a Participant’s account any amount it determines appropriate, as set forth in a Deferred Incentive Compensation Award Agreement. The amount so credited, if any, may vary from Participant to Participant.

4.2 Length of Deferral. The deferral periods shall be set forth in the Deferred Incentive Compensation Award Agreement, subject to any vesting schedule set forth in such agreement.

4.3 Distribution of Deferred Amounts.

(a) Participants shall receive distribution of deferred amounts at the end of the deferral period in a single lump sum distribution or in such other format approved by the Committee.

(b) Such distribution shall be made in the form of whole shares of Common Stock within one hundred and twenty (120) calendar days of the date specified for distribution in the agreement, or as soon thereafter as practicable.

(c) Alternative Schedule. A participant may submit an alternate distribution schedule to the Committee for approval; provided, however, that no such alternate schedule shall be permitted unless approved by the Committee.

(d) Limitation on Form of Distribution. Distributions under this Program shall be made solely in the form of whole shares of Common Stock and the Company shall be under no obligation to distribute any amount in cash.

(e) Death Benefits; Beneficiary Designation. If a Participant dies before the end of a deferral period or prior to termination of employment, or after distribution of the Participant’s account has commenced but prior to the distribution of all amounts to which the Participant is entitled under the Program, the Participant’s account shall be distributable or shall continue to be distributed in accordance with this Section 4.3 to the person or persons designated pursuant to this subsection (e). A Participant may from time to time designate in writing on a form prescribed by the Committee for such purpose a person or persons (named contingently or successively) to receive benefits distributable under this Program upon or after the Participant’s death. Such designation may be changed from time to time by the Participant by filing a new designation. Each designation shall revoke all prior designations by the Participant. In the absence of a valid beneficiary designation, the Participant’s benefits shall be distributable to his or her surviving spouse, or, if the Participant is not survived by a spouse, to his or her estate.

4.4 Financial Hardship. The Committee shall have the authority to alter the timing or form of distribution of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion:

(a) Authorize the cessation of deferrals on account of the Participant under the Program, or

(b) Provide that all or a portion of the amount previously deferred on account of the Participant shall immediately be paid in a lump sum distribution in the form of shares of Common Stock; or

(c) Provide for an installment schedule as deemed appropriate by the Committee under the circumstances.

For purposes of this Section 4.4, “severe financial hardship” shall be determined by the Committee, in its sole discretion, in accordance with all applicable laws. Notwithstanding any other provision of this Program, the Committee’s decision with respect to the severity of financial hardship shall be final, conclusive, and not subject to appeal.

Article 5

Deferred Compensation Accounts

5.1 Participant Accounts. The Company shall establish and maintain an individual bookkeeping account for deferrals made on account of each Participant under Article 4. Each account shall be credited as of the date the deferred compensation is granted to the Participant, or as otherwise determined in the Participant’s Deferred Incentive Compensation Award Agreement.

5.2 Valuation of Deferred Amounts. Amounts credited to a Participant’s deferred compensation account (“Account”) shall be credited solely in the form of “Common Stock Units” with each unit equivalent to one (1) share of Common Stock.

The following additional rules shall apply to Common Stock Units:

(a) The Participant’s Account shall also be credited with additional Common Stock Units equal to the dollar amount of dividends or other distributions on the common stock paid by the Company from time to time during the deferral period on the number of shares of Common Stock equal to the number of Common Stock Units then credited to the Participant’s Account divided by the average of the high and low trading prices of the Common Stock on the payment date.

(b) In the event of any change in the outstanding shares of the Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, change in control or other similar corporate change, then an equitable equivalent adjustment shall be made in the Common Stock Units credited to Accounts under the Program.

(c) When distribution of a Participant’s Account occurs, such distribution shall be made solely by transferring to the Participant or beneficiary a number of shares of the Common Stock equal to the number of whole units then distributable from the Participant’s Account. On any distribution date, fractional Common Stock Units shall be rounded up to the nearest whole unit.

5.3 Charges Against Accounts. There shall be charged against each Participant’s deferred compensation Account any distributions made to the Participant or to his or her beneficiary.

Article 6

Rights of Participants

6.1 Contractual Obligation. The Program shall create a contractual obligation on the part of the Company to make distributions from the Participant’s Account when due.

6.2 Unsecured Interest. No Participant or party claiming an interest in amounts deferred on behalf of a Participant shall have any interest whatsoever in any specific asset of the Company, the Bank, or their affiliates. To the extent that any party acquires a right to receive distributions under the Program, such right shall be equivalent to that of an unsecured general creditor of the Company, the Bank, or their affiliates.

6.3 Authorization for Trust. The Company may, but shall not be required to, establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the distribution of deferred amounts. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the creditors of the Bank or the Company. To the extent any amounts deferred under the Program are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts shall remain the obligation of, and shall be paid by, the Company or the Bank.

6.4 Employment. Nothing in the Program shall interfere with nor limit, in any way, the right of the Bank or any affiliate of the Bank to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Bank or any affiliate of the Bank. Neither the Program nor any agreement issued under the Programs constitute or is not intended to constitute a modification or waiver of any of the terms contained in the Company Employee Handbook currently in use and any violation of Company policy as set forth in the Handbook can result in forfeiture of all vested and unvested awards subject to this Program.

Article 7

Withholding of Taxes

The Company shall have the right to require Participants to remit to the Company or its affiliates an amount sufficient to satisfy any withholding tax requirements or to deduct from all distributions made pursuant to the Program amounts sufficient to satisfy withholding tax requirements.

Article 8

Amendment and Termination

The Company hereby reserves the right to amend, modify, or terminate the Program at any time by action of the Board of Directors, provided, however, that no such amendment or termination shall in any material manner adversely affect any Participant’s rights to amounts previously deferred hereunder without the consent of the Participant.

Article 9

Claims Procedure

(a) Claim. A person who believes that he is being denied a benefit to which he is entitled under this Program (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the Secretary of the Board of Directors at the Company’s then principal place of business.

(b) Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(i) The specific reason or reasons for such denial;

(ii) The specific reference to pertinent provisions of this Program on which such denial is based;

(iii) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

(iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(v) The time limits for requesting a review of the decision and for review of the decision.

(c) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board of Directors review the determination of the Committee. Such request must be addressed to the Secretary of the Board of Directors, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Board of Directors. If the Claimant does not request a review of the Committee’s determination by the Board of Directors within such sixty (60) day period, he shall be barred and stopped from challenging the Committee’s determination.

(d) Review of Decision. Within sixty (60) days after receipt of a request for review, the Board of Directors will review the Committee’s determination. After considering all materials presented by the Claimant, the Board of Directors will provide the Claimant with a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Program on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary of the Board will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

Article 10

Miscellaneous

10.1 Notice. Except as otherwise provided herein, any notice or filing required or permitted to be given to the Company under the Program shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Secretary of the Company. Notice to the Secretary, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.2 Nontransferability. Participant’s rights to deferred amounts credited under the Program may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any distribution under the Program to any assignee or creditor of a Participant.

10.3 Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

10.4. Costs of the Program. All costs of implementing and administering the Program shall be borne by the Company or an affiliate of the Company. The Company may use assets of any trust to pay any costs or expenses related to trust activities.

10.5 Status under ERISA. The Program is intended to be an unfunded Program which is maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title 1 of ERISA.

10.6 Applicable Law. The Program shall be governed by and construed in accordance with the laws of the State of New Jersey.

10.7 Successors. All obligations of the Company, the Bank, or their affiliates under the Program shall be binding on any successor to the Company, the Bank, or their affiliates, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Bank, the Company, or their affiliates.